SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  Form 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 000-28063



                  September 24, 2001 (September 19, 2001)
              ------------------------------------------------
              Date of Report (Date Of Earliest Event Reported)


                              deltathree, Inc.
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           (Exact name of Registrant as specified in its charter)


         Delaware                                     13-4006766
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(State or Other Jurisdiction of                     (IRS Employer
Incorporation or Organization)                    Identification No.)


75 Broad Street, 31st floor, New York, New York                  10004
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  (Address of Principal Executive Office)                      (Zip Code)


                               (212) 500-4850
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            (Registrant's telephone number, including area code)


                                    None
    -------------------------------------------------------------------
    (Former name, former address and former fiscal year, if applicable)


Item 5.  Other Events.

         deltathree, Inc. (the "Registrant") is in the final stages of negotiating an Integration and Marketing Agreement (the "Agreement") with Microsoft Corporation, a Washington corporation ("Microsoft"). Under this Agreement, the Registrant will deliver Internet telephony services to consumers via the Microsoft Messenger client. The Registrant's consumer division, iConnectHere.com, will be using SIP (Session Initiation Protocol) to deliver the calls from customers' PCs to any phone number in the world. The only significant term of the Agreement that has not yet been finalized is the amount of consideration the Registrant will pay to Microsoft in exchange for Microsoft's enabling their consumers to utilize the service. The term of the Agreement will expire twelve months after the date on which Microsoft makes the Registrant's services available to the public through its instant messaging service.

         The Registrant believes that its services will be made available to the public through Microsoft's instant messaging service in the fourth quarter of fiscal year 2001, and that the Agreement will be finalized within the next several weeks.



                                 SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                        DELTATHREE, INC.



                                        By: /s/ Paul C. White
                                           -----------------------------------
                                                Paul C. White
                                                Chief Financial Officer


Date:  September 24, 2001